Exhibit 99.2

HILLENBRAND INDUSTRIES Press Release

HILLENBRAND INDUSTRIES ACQUIRES REMAINDER OF
NAVICARE SYSTEMS, INC.
Acquisition Expands Hill-Rom’s Services Offerings

BATESVILLE, IND., FEBRUARY 3, 2004 —Hillenbrand Industries Inc. (NYSE:HB), a leader in the health care and funeral services industries, announced today that it has acquired the remaining 84 percent of NaviCare Systems, Inc. (NaviCare) that it did not own for $14 million, subject to adjustments. NaviCare is a leader in the provision of operations management, resource optimization and dynamic workflow solutions for health care enterprises, and it will become an integral part of Hill-Rom’s Services Division’s product offerings.

In commenting on the acquisition, Fred Rockwood, President and CEO of Hillenbrand said, “This investment fits nicely into our strategy of providing profitable growth by developing new products and services, and by acquiring assets that provide superior growth, returns on investment, and accelerated shareholder value. NaviCare should provide an additional $4 million in revenues to Hillenbrand with little earnings per share impact in the first twelve months. However, we anticipate positive market acceptance for this product and for Hill-Rom’s complete workflow solutions product offering, which should result in a rapid revenue and earnings growth in the years ahead.”

“Health care facilities today are challenged to increase the operating efficiency of their facilities, as they are facing rapidly increasing patient and financial demands,” said Ernest Waaser, Hill-Rom CEO and President. “NaviCare’s family of communications and workflow solutions radically improves hospital caregiver productivity, asset utilization and patient throughput. This transaction, in addition to our other recent product launches, and distribution and supply agreements, fits squarely into Hill-Rom’s goal of offering products, services and solutions to revolutionize the efficiency and effectiveness of the patient care environment.”

HILLENBRAND INDUSTRIES, INC.
Hillenbrand Industries, Inc., headquartered in Batesville, Indiana, is a publicly traded holding company for three major wholly owned businesses serving the health care and funeral services industries. All three subsidiaries have headquarters in Batesville. Hill-Rom Company is a recognized leader in the worldwide health care community providing sales, rentals, service and support for products including beds, therapy surfaces, stretchers, furniture, communication systems, and headwall systems. Batesville Casket Company and Forethought Financial Services both serve the funeral services industry. Batesville Casket is a leading manufacturer and supplier of burial caskets, cremation products and related services to licensed funeral homes, while Forethought is a leading provider of insurance and trust-based financial products and services for pre-planning funeral services.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS:
Certain statements in this press release contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding Hillenbrand’s future plans, objectives, beliefs, expectations, representations and projections. Hillenbrand has tried, wherever possible, to identify these forward-looking statements using words such as “should,” “will” and “anticipate” but their absence does not mean that the statement is not forward-looking. Forward-looking statements include, without limitation, those regarding the effects of the acquisition on the Company’s future results of operations. It is important to note that actual results could differ materially from those in any such forward-looking statements. They are not guarantees of future performance. Factors that could cause actual results to differ are included in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission. Readers should also refer to the various disclosures made by Hillenbrand in its periodic reports on Forms 10-K, 10-Q and 8-K filed with the U.S. Securities and Exchange Commission.

CONTACTS:
Hillenbrand Industries: Wendy Wilson, Vice President, Investor Relations, 812-934-7670, Hill-Rom: Christopher P. Feeney, Director Public Relations and Corporate Communications, 812-934-8197, Health Care Trade Media: Kim Tipton, Director, Corporate Communications, Hill-Rom, 812-931-2314.

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